Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-230557) pertaining to the STERIS Corporation 401(k) Plan of STERIS Corporation of our report dated June 12, 2020, with respect to the financial statements and schedule of the STERIS Corporation 401(k) Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2019.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Cleveland, Ohio

June 12, 2020